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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EXACT SCIENCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2009

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of EXACT Sciences Corporation to be held at 10:00 a.m., local time, on Friday, July 17, 2009, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect two Class III directors for three-year terms. The Board of Directors unanimously recommends that you vote FOR this proposal. Details regarding the matter to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

KEVIN T. CONROY President and Chief Executive Officer

EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752
(508) 683-1200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 17, 2009

To the Stockholders of EXACT Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation, will be held on July 17, 2009, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

  1.
  To elect two members of the Board of Directors to serve for three year terms as Class III directors, nominated by the Board of Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

  2.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of two Class III directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        Only stockholders of record at the close of business on May 19, 2009, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (508) 683-1200.

By Order of the Board of Directors

KEVIN T. CONROY President and Chief Executive Officer

Boston, Massachusetts
April 29, 2009

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 17, 2009. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

        IN ACCORDANCE WITH SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

 EXACT SCIENCES CORPORATION
100 Campus Drive
Marlborough, Massachusetts 01752

PROXY STATEMENT
April 29, 2009

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of EXACT Sciences Corporation, a Delaware corporation (the "Company" or "EXACT") to be held at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on July 17, 2009, at 10:00 a.m., local time, and any adjournments or postponements thereof. Our 2008 Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2008, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the accompanying notice and form of proxy is expected to be first sent or given to stockholders on or about May 30, 2009.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on May 19, 2009. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on May 19, 2009 on each matter submitted to a vote at the annual meeting. As of April 27, 2009, 30,887,484 shares of the Company's common stock were outstanding.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later- dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice of revocation should be returned to the Secretary of the Company at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. The vote on each matter submitted to stockholders is tabulated separately.

        The persons named as attorneys-in-fact in the proxy, Kevin T. Conroy and Maneesh Arora, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 27, 2009 (except as otherwise noted below) by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each named executive officer in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to options or warrants which may be exercised within 60 days after April 27, 2009 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 27, 2009 is based upon 30,887,484 shares outstanding.

Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percent of Common Stock Outstanding
Genzyme Corporation(2)	3,000,000		—	3,000,000	9.71%
MAK Capital One L.L.C.(3)	2,384,732		—	2,384,732	7.72%
Intrinsic Value Asset Management(4)	2,312,251		—	2,312,251	7.49%
Peak6 LLC(5)	1,750,000		—	1,750,000	5.67%
Edwin M. Kania Jr.(6)	1,369,951		108,749	1,478,700	4.77%
Michael E. Singer(7)	540,193		—	540,193	1.75%
Sally W. Crawford	140,970		108,749	249,719	*
Patrick J. Zenner	119,655		98,749	218,404	*
Connie Mack, III	91,935		103,749	195,684	*
Lance Willsey, MD	72,694		108,749	181,443	*
James Connelly	17,482		—	17,482	*
Katherine Napier	17,482		—	17,482	*
Kevin T. Conroy(8)	—		—	—	*
Maneesh K. Arora(9)	—		—	—	*
Jeffrey R. Luber(10)	9,053	(12)	80,207	89,260	*
Charles R. Carelli, Jr.(11)	9,053	(12)	43,124	52,177	*
All executive officers, directors and director nominees as a group (10 persons)	2,370,362		528,745	2,899,107	9.23%

*
Indicates ownership of less than 1%.

(1)
Represents shares of our common stock issuable pursuant to options which may be exercised on or before June 26, 2009, which is 60 days after April 27, 2009.

(2)
The address of Genzyme Corporation is 500 Kendall Street, Cambridge, Massachusetts 02142. This information has been obtained from a Schedule 13D filed by Genzyme Corporation with the Securities and Exchange Commission on February 6, 2009, and all such information, including the percentage of common stock beneficially owned, is as of such date.

(3)
Consists of 1,082,273 shares beneficially owned by Paloma International L.P., or Paloma, through its wholly-owned subsidiary, Sunrise Partners Limited Partnership, and 1,302,459 shares beneficially owned by MAK Capital Fund LP. MAK Capital One L.L.C. and Michael A. Kaufman have shared dispositive power and shared voting power with respect to all 2,384,732 shares. Paloma and

  Donald S. Sussman have shared dispositive power and shared voting power with respect to the 1,082,273 shares beneficially owned by Paloma. The address of MAK Capital One L.L.C. is Two American Lane, Greenwich, Connecticut 06836. This information has been obtained from a Schedule 13G/A filed by the above-named entities with the Securities and Exchange Commission on February 17, 2009, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2008.

(4)
Consists of 2,263,151 shares beneficially owned by Intrinsic Value Asset Management, Inc. and 49,000 shares owned by Kenneth Luskin, President of Intrinsic Value Asset Management, Inc., individually. Intrinsic Value Asset Management, Inc. has sole voting power with respect to 1,117,916 shares, shared voting power with respect to 1,145,235 shares and sole dispositive power with respect to 2,263,151 shares. Mr. Luskin has sole voting power with respect to 1,167,016 shares, shared voting power with respect to 1,145,235 shares and sole dispositive power with respect to 2,312,251 shares. The address of Intrinsic Value Asset Management, Inc. is 127 Broadway St., Suite 202, Santa Monica, California 90401. This information has been obtained from a Schedule 13D/A filed by Intrinsic Value Asset Management, Inc. with the Securities and Exchange Commission on August 18, 2008, and all such information, including the percentage of common stock beneficially owned, is as of such date.

(5)
Consists of 1,750,000 shares beneficially owned by each of PEAK6 LLC, PEAK6 Investments, L.P., PEAK6 Advisors LLC, PEAK6 Performance Management LLC, Matthew N. Hulsizer and Jennifer Just. The address of each of the above-named entities is 141 W. Jackson Boulevard, Suite 500, Chicago, IL 60604. This information has been obtained from a Schedule 13G filed by the above-named entities with the Securities and Exchange Commission on February 12, 2009, and all such information, including the percentage of common stock beneficially owned, is as of December 31, 2008.

(6)
Includes 726,999 shares beneficially owned by OneLiberty Fund III, L.P, of which OneLiberty Partners III, L.P. is the general partner. Also includes 465,096 shares beneficially owned by OneLiberty Fund IV, L.P., of which OneLiberty IV, L.L.C. is the general partner, and 10,692 shares beneficially owned by OneLiberty Advisors Fund IV, L.P. One Liberty Fund III, L.P. has pledged 726,999 shares in connection with a secured business demand line of credit note with a commercial bank. Mr. Kania is a general partner of OneLiberty Partners III, L.P. and a general partner of OneLiberty Advisors Fund IV, L.P. and may be deemed to share voting and investment power with respect to the shares described above. Mr. Kania disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 285,000 shares held in trusts for the benefit of certain of Mr. Singer's family members and 38,254 shares held in his spouse's IRA. Of the shares held in trusts, 265,000 shares are held in a brokerage account with margin features. On April 23, 2009, Mr. Singer announced his intention not to stand for re-election to the Board of Directors at the annual meeting of stockholders to be held on July 17, 2009.

(8)
Mr. Conroy joined as our President and Chief Executive Officer on April 2, 2009. Mr. Conroy was also appointed to our Board of Directors on March 18, 2009.

(9)
Mr. Arora joined as our Senior Vice President and Chief Financial Officer on April 2, 2009.

(10)
Mr. Luber's employment as President and Chief Executive Officer, and as an executive officer, terminated effective as of April 2, 2009. Mr. Luber also resigned from our Board of Directors on April 2, 2009.

(11)
Mr. Carelli's employment as Senior Vice President and Chief Financial Officer, and as an executive officer, terminated effective as of April 2, 2009.

(12)
Represents shares held in the EXACT Sciences Fund under our tax-qualified 401(k) retirement saving plan.

        Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, known as the Exchange Act. We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of our executive officers and directors who have a trading plan in effect in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the SEC. However, we undertake no obligation to update or revise the information provided herein, including for the revision or termination of an established trading plan, other than in such quarterly and annual reports.

 PROPOSAL I
ELECTION OF DIRECTORS

        Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Sally W. Crawford and Edwin M. Kania, Jr. for election to the Board of Directors as Class III directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the annual meeting and continuing directors and, for each director whose term of office will extend beyond the annual meeting, the year such nominee or director was first elected as a director, the positions currently held by the nominees and each director with us, the year each nominee's or director's current term will expire and the current class of director of each nominee and each director.

Nominee's or Director's Name and Year First Became Director	Position with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Sally W. Crawford	Director	2009	III
1999
Edwin M. Kania, Jr.	Director	2009	III
1995
Continuing Directors:
Kevin T. Conroy	President, Chief Executive	2010	I
2009	Officer and Director
Connie Mack, III	Director	2010	I
2001
Katherine Napier	Director	2010	I
2009
Patrick J. Zenner	Chairman of the Board	2011	II
2003
Lance Willsey, MD	Director	2011	II
2000
James Connelly	Director	2011	II
2009

        On April 23, 2009, Michael E. Singer, currently a Class III director, announced his intention not to stand for re-election to the Board at the annual meeting of stockholders and, thus, is retiring from the Board.

 OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND OFFICERS

        Set forth below is information relating to the current directors, nominees for director and executive officers of EXACT Sciences Corporation:

Name	Age	Position
Kevin T. Conroy	43	President, Chief Executive Officer and Class I Director
Maneesh Arora	40	Senior Vice President and Chief Financial Officer
James Connelly	62	Class II Director
Sally W. Crawford(1)(3)	55	Class III Director
Edwin M. Kania, Jr.(2)(3)	51	Class III Director
Connie Mack, III(1)(2)	68	Class I Director
Katherine Napier	54	Class I Director
Michael E. Singer(2)(3)(4)	46	Class III Director
Lance Willsey, MD(1)(2)(3)	47	Class II Director
Patrick J. Zenner(2)	62	Chairman and Class II Director

(1)
Member of the Corporate Governance and Nominating Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

(4)
On April 23, 2009, Michael E. Singer announced his intention not to stand for re-election to the Board at the 2009 annual meeting of stockholders.

        Kevin T. Conroy, age 43, has served as President and Chief Executive Officer since April 2, 2009. Mr. Conroy served as president and chief executive of Third Wave Technologies, Inc. from December 2005 until the acquisition of Third Wave Technologies, Inc. by Hologic, Inc. in July 2008. He joined Third Wave Technologies, Inc. in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave Technologies, Inc., Mr. Conroy served as intellectual property counsel at GE Healthcare. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage, venture-backed technology companies in Northern California. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's of science degree in electrical engineering at Michigan State University and a J.D. from the University of Michigan.

        Maneesh Arora, age 40, has served as Senior Vice President and Chief Financial Officer since April 2, 2009. Mr. Arora served as chief financial officer of Third Wave Technologies, Inc. from January 2006 until the acquisition of Third Wave Technologies, Inc. by Hologic, Inc. in July 2008. He joined Third Wave Technologies, Inc. in January 2003 as director of strategy and was promoted successively to vice president and senior vice president in 2004. Prior to joining Third Wave Technologies. Inc., Mr. Arora was director of corporate strategy for Nalco Chemical Company. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. He earned a bachelor's degree in economics from the University of Chicago and a master of business administration degree from the Kellogg Graduate School of Management.

        James Connelly, age 62, is a partner in the Foley & Lardner law firm, where he has served as founding chairman of the Health Law Practice. He brings to the EXACT Sciences board of directors more than 25 years of experience providing strategic business and legal advice to large health care networks, clinics and laboratories. He also has advised a number of emerging biotechnology and life sciences companies. He was a director of Third Wave Technologies Inc. from 2005 until its acquisition by Hologic Inc. in 2008. Mr. Connelly earned his bachelor's degree from Marquette University and his law degree from the Georgetown University Law Center, where he was editor-in-chief of the Georgetown Law Review.

        Sally W. Crawford, age 55, has served as a director since August 1999 and as our Chairperson from January 2006 to April 2008. Ms. Crawford has been an independent healthcare consultant since January 1997. From April 1985 to January 1997, Ms. Crawford served as Chief Operating Officer for Healthsource, Inc., a publicly-traded managed care organization which she co-founded. As Chief Operating Officer of Healthsource, Ms. Crawford was responsible for reviewing and establishing systems for financial reporting. Ms. Crawford also served as the Chief Executive Officer of several subsidiaries of Healthsource, and was responsible for the analysis and oversight of the subsidiaries' financial reporting. Ms. Crawford is also a director of CombinatoRx, Incorporated, Hologic, Inc., Universal American Corp. and Insulet Corporation. Ms. Crawford holds a BA in English from Smith College and an MS in communications from Boston University.

        Edwin M. Kania, Jr., age 51, has served as a director since September 1995. Since 1999, Mr. Kania has been Managing Partner and Chairman of Flagship Ventures, a Boston-based venture capital firm that he co-founded and that also manages funds raised by OneLiberty Ventures. Prior to co-founding Flagship Ventures, Mr. Kania was a General Partner at OneLiberty Ventures. Mr. Kania is also a director of Aspect Medical Systems, Inc. Mr. Kania holds a degree in physics from Dartmouth College and an MBA from Harvard Business School.

        Connie Mack, III, age 68, has served as a director since June 2001. Since January 2007, Mr. Mack has been a partner and senior policy advisor of Liberty Partners of Florida, LLC, and since February 2005, Mr. Mack has served as senior policy advisor at King & Spalding LLP. From February 2001 to February 2005, Mr. Mack served as a senior policy advisor at Shaw Pittman LLP. Mr. Mack was first elected to public office as a U.S. Congressman for the 13th district in the State of Florida in 1982. In 1988, he was elected to a six-year term in the U.S. Senate from the State of Florida and was re-elected for a second term in 1994. He did not seek re-election in 2000. Mr. Mack was the Republican Conference Secretary from 1995 to 1997. He was Chairman of the Senate Republican Conference from 1997 to 2001 and Chairman of the Joint Economic Committee from 1999 to 2001. Mr. Mack is also a director of Darden Restaurants Inc., Genzyme Corporation, Moody's Corporation and Mutual of America Life Insurance Company. Mr. Mack holds a BS in Business Administration from the University of Florida.

        Katherine Napier, age 54, is a 20-year veteran of Procter & Gamble, where from 1979 to 2002, she rose from assistant brand manager to vice president and general manager of the company's North American pharmaceutical business. That business experienced unprecedented growth during her five-year tenure, which included the launch of the osteoporosis drug Actonel. Actonel grew to $1 billion in revenue more quickly than any of the company's brands. Ms. Napier also served as senior vice president of marketing at McDonald's Corporation, where she led the company's reinvigoration of its business with women and families. She received her bachelor's degree in economics and studio fine arts from Georgetown University, and earned a master of business administration degree in marketing and finance from Xavier University. Ms. Napier serves on the board of directors of the Alberto Culver Co., Catholic Health Care Partners, Xavier University, and the board of visitors of Wake Forest University Calloway School of Business. She was a director of Mentor Corp. before its acquisition earlier this year by Johnson & Johnson and of Third Wave Technologies Inc. until its acquisition by Hologic Inc. in 2008.

        Michael E. Singer, age 46, has served as a director since November 23, 2008. Mr. Singer is Chief Executive Officer of The BrainScope Company, Inc., a privately held neurotechnology company. He has held executive level positions at Revolution LLC, where he was instrumental in the recent merger of Revolution Health with Waterfront Media, at Microsoft Corporation and at Data Critical Corporation, where he was also a member of the Board of Directors and which was sold to General Electric. Previously, Mr. Singer worked as a Mergers & Acquisitions investment banker at New York-based Wolfensohn & Co. He has direct experience with a wide variety of strategic transactions. Mr. Singer holds a Ph.D. degree from the London School of Economics.

        Lance Willsey, MD, age 47, has served as a director since May 2000. Dr. Willsey was a founding partner of DCF Capital from July 1998 to April 2002. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was also a urology resident from July 1992 to July 1996. Dr. Willsey is also a director of Exelixis, Inc. Dr. Willsey holds a BS in physiology from Michigan State University and an MS in biology and an MD from Wayne State University.

        Patrick J. Zenner, age 62, has served as a director since March 2003 and as chairman of the board since April 2008. From July 2007 until March 2008, Mr. Zenner served as our interim Chief Executive Officer. In January 2001, Mr. Zenner retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993. Mr. Zenner joined Hoffman-La Roche Inc. in 1969 and held a number of domestic and international management positions at the company prior to becoming Chief Executive Officer in 1993. Mr. Zenner also serves as a director of ArQule, Inc., Curagen Corporation, Geron Corporation, West Pharmaceutical Services, Inc. and Xoma Ltd. Mr. Zenner also served as interim Chief Executive Officer of Curagen Corporation from May 2005 to March 2006. Mr. Zenner holds a BS in business administration from Creighton University and an MBA from Fairleigh Dickinson University and is a Trustee of both universities.

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers and directors.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

        The Board of Directors has determined that each of James Connelly, Sally W. Crawford, Edwin M. Kania, Jr., Katherine Napier, Lance Willsey, Michael E. Singer, Connie Mack, III and Patrick J. Zenner, comprising eight of its nine members, is currently an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any non-independent directors and are led by the chairman of the Board of Directors, who is independent. The independent directors of the Board of Directors met in executive session six times in 2008.

Policy Governing Security Holder Communications with the Board of Directors

        Any of our security holders who wish to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairperson of the Board, as a representative of the entire Board of Directors, or to the individual director or directors, in each case, c/o Secretary, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. We will forward any such security holder communication to the Chairperson and/or to the director to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Corporate Governance and

Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as director nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Corporate Governance and Nominating Committee for director nominee candidates, shall make such recommendation in writing and shall include:

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  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

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  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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  the name of the individual recommended for consideration as a director nominee;

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  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

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  the recommended candidate's beneficial ownership in our securities;

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  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Nominations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (i) the close of business on the 60th day prior to such special meeting or (ii) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives the nomination of a candidate, such candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. Five of our six then-current board members attended the annual meeting of stockholders held in 2008.

Code of Ethics

        In 2003, we adopted a "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended, known as the Securities Act, and the Exchange Act, which applies to all of our directors, officers and employees. The code of ethics is designed to deter wrongdoing and promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics;

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  accountability for adherence to the code of ethics; and

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  anonymous reporting of violations of the code via reporting mechanisms approved by our Audit Committee.

        A current copy of our code of ethics is available at http://www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics by posting such information on our website available at http://www.exactsciences.com and/or in our public filings with the SEC.

Director Evaluations

        The Board of Directors performs periodic self-evaluations of its composition and performance, including evaluations of its standing committees and its individual directors. In addition, our Board of Directors retains the authority to engage its own advisors and consultants.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.exactsciences.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. Pursuant to our sixth amended and restated certificate of incorporation and our amended and restated by-laws, our Board of Directors has the authority to increase the number of directors and fill any vacancies on the Board of Directors and to decrease the number of directors to eliminate any vacancies on the Board of Directors. The number of directors, currently fixed by our Board of Directors at nine, will be decreased to eight upon Mr. Singer's retirement from the Board on July 17, 2009, the date of our annual meeting of stockholders.

        Our Board of Directors met three times in person and eighteen times by telephone during the fiscal year ended December 31, 2008. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she then served during fiscal 2008. The Board of Directors has standing Compensation, Audit, and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://www.exactsciences.com. Each committee reviews the appropriateness of its charter at least annually.

Committees

        Compensation Committee.    Our Compensation Committee presently consists of Messrs. Kania, Mack, Singer and Zenner and Dr. Willsey, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Mr. Kania serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) discharging the Board of Directors' responsibilities relating to the compensation of our employees and non-employee directors, (ii) administering our equity-based compensation and incentive plans and recommending to the Board of Directors for approval any new equity-based plans or any material modifications of our current equity-based plans that require shareholder approval, (iii) producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders, and (iv) reviewing and recommending the Compensation Discussion and Analysis for inclusion in our proxy statements. The Compensation Committee met three times in person and two times by telephone during fiscal 2008. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

        Audit Committee.    Our Audit Committee consists of Ms. Crawford, Messrs. Kania and Singer and Dr. Willsey. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Ms. Crawford as Chairperson of the Audit Committee and has determined that she qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for (i) reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, (ii) reviewing our internal financial and accounting controls, (iii) overseeing the engagement of and work performed by any independent public accountants, and (iv) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations. The Audit Committee recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee engages advisors as necessary, and determines the funding from us that is necessary or appropriate to carry out the Audit Committee's duties. The Audit Committee met three times in person and two times by telephone during fiscal 2008. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Ms. Crawford, Dr. Willsey and Mr. Mack. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Mack serves as Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for (i) assisting the Board of Directors in fulfilling its responsibilities by developing and recommending principles of corporate governance of the Company to ensure the Board of Directors' compliance with its fiduciary responsibilities to us and our stockholders, (ii) assessing the size and composition of the Board of Directors, (iii) evaluating candidates to serve as our directors, and (iv) approving director nominee candidates for election or re-election by our stockholders or, in the event of a vacancy on the Board of Directors, by the Board of Directors. The Corporate Governance and Nominating Committee met two times in person and two times by telephone during fiscal 2008. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for fiscal 2008 were Edwin M. Kania, Jr., Connie Mack, III, Lance Willsey and Patrick J. Zenner. None of Messrs. Kania or Mack or Dr. Willsey was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), or was formerly an officer of the Company (or any of its subsidiaries). Mr. Zenner was interim Chief Executive Officer of the Company from July 2007 until March 2008, during which time he was not a member of the Compensation Committee. In July 2008, following his resignation as interim Chief Executive Officer of the Company, Mr. Zenner was appointed to the Compensation Committee. During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

        The Audit Committee is comprised of Sally W. Crawford, Edwin M. Kania, Jr., Michael E. Singer and Lance Willsey. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at http://www.exactsciences.com.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited balance sheets at December 31, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008, and has discussed them with both management and Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Ernst & Young their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm's independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

        The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee also meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the overall quality of the Company's financial reporting.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

        The Audit Committee also reviewed the Company's quarterly financial statements during 2008, and discussed them with both the management of the Company and the Company's independent registered public accounting firm prior to including such interim financial statements in the Company's quarterly reports on Form 10-Q.

        In connection with the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and quarterly reports on Form 10-Q, the Audit Committee discussed the results of the Company's certification process with the responsible executive officers relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

        Respectfully submitted by the Audit Committee.

                      THE AUDIT COMMITTEE:
                      Sally W. Crawford,                       Chairperson
                      Edwin M. Kania, Jr.
                      Michael E. Singer
                      Lance Willsey

 REPORT OF THE COMPENSATION COMMITTEE

        The following Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that EXACT specifically incorporates it by reference into such filing.

        The Compensation Committee of the Board of Directors, which is comprised of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc. and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the Board of Directors with respect to such policies and administering the Company's cash incentive, stock option and employee stock purchase plans. Connie Mack, III, Edwin M. Kania, Jr., Michael E. Singer, Lance Willsey and Patrick J. Zenner are the current members of the Compensation Committee.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2008 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2008 for filing with the SEC.

THE COMPENSATION COMMITTEE:
Edwin M. Kania, Jr., Chairman Connie Mack, III Michael E. Singer Lance Willsey Patrick J. Zenner

 COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Overview

        Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation. In this regard, we have designed our compensation programs to reward our named executive officers for continued service and our sustained financial and operating performance. We also believe that the compensation of our named executive officers should align our executives' interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives that are designed to appropriately drive our performance. Our Compensation Committee reviews and approves all of our executive compensation policies, including executive officer salaries, bonuses and equity awards.

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

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  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

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  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

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  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the biotechnology industry for which we would compete for talent and which consists of a mix of base salary, cash incentives and equity; and

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  Align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

        Our executive compensation program consists of three primary elements: salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance. All of our executive officers are also eligible for certain benefits offered to employees generally, including, for fiscal 2008, life, health, disability and dental insurance, as well as participation in our 401(k) plan and 2000 Employee Stock Purchase Plan. We do not believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites. We have also entered into agreements with certain executive officers that provide for certain retention benefits following a change in control or other significant transaction of the Company as well as severance benefits upon termination of employment without cause or for good reason following a change in control of the Company. In addition, the Compensation Committee considers and approves, from time to time, other compensatory arrangements with our executive officers.

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive, financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially available, industry specific survey data for companies of generally similar employee size and complexity in the biotechnology and biopharmaceutical industries as a general guide for establishing its pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews corporate and individual objectives for each of its executives, to confirm that appropriate goals have been established and to track performance against them. Following the completion of each fiscal year, the Compensation Committee uses this information, along with the recommendations of the Chief Executive Officer (except for his own compensation), to determine compensation for executive officers. In making these recommendations, the Compensation Committee takes into account both our overall performance and the individual performance of our executive officers, consulting with the Chief Executive Officer and the Board of Directors on these evaluations as appropriate. In addition, in 2009, the Compensation Committee engaged DolmatConnell & Partners to assist in the development of the compensation packages to our new President and Chief Executive Officer, Kevin Conroy, and Chief Financial Officer, Maneesh Arora.

        In connection with base salary and long-term equity compensation decisions for 2008, our former Senior Vice President, Chief Financial Officer, Treasurer and Secretary provided the Compensation Committee with market compensation data from biotechnology companies with a similar employee headcount and market capitalization as ours, as reported by Equilar, a company that provides compensation benchmarking data for publicly traded companies, in a survey using data compiled from proxy statements filed during 2008 relating primarily to 2007 compensation. The report included data aggregated from approximately 40 companies in the biotechnology and biopharmaceutical industries. The Compensation Committee also gathered input from our Chief Executive Officer on the individual performance level of each executive reporting to him. The Compensation Committee also takes into account the compensation data provided to it regarding the executive's historical compensation, including historical equity incentive award data for each executive, in determining long-term compensation awards to executives.

        In March 2008, we announced the retention of an investment bank to assist our Board of Directors in its evaluation of strategic alternatives for the business, including, but not limited to, a sale or merger with another entity. In connection with this announcement and to better align executive compensation with the achievement of corporate goals, the Compensation Committee determined to forego our cash incentive program for 2008, and instead entered into amended and restated employee retention agreements with our executive officers that, in part, provided for cash bonuses equal to one year of the executive's respective annual base salary upon consummation of a such a strategic alternative.

  Recent Compensation Actions

  Resignation of Named Executive Officers

        On April 2, 2009, Jeffrey R. Luber and Charles R. Carelli, Jr. resigned as our President and Chief Executive Officer and our Chief Financial Officer, respectively. In connection with the termination of their employment, Messrs. Luber and Carelli were entitled to (i) severance payments equal to eighteen (18) months and fifteen (15) months, respectively, in the form of salary continuation at a rate equivalent to their respective base salaries as of the date of termination; (ii) continued health insurance premium payments for such respective periods; and (iii) nine (9) months accelerated vesting of unvested stock options, in each case under their respective employee retention agreements.

        On March 31, 2009, we entered into release agreements with Messrs. Luber and Carelli that provided, in exchange for a general release in favor of us, for the accelerated payment of our salary continuation obligations in an aggregate amount of $472,500 and $287,500, respectively (such amount, equal to eighteen months and fifteen months, respectively, of their base salaries as of the date of termination). In addition, the release agreements also provided for the repurchase by us of options held by Messrs. Luber and Carelli with respect to an aggregate of 895,000 shares of common stock. This repurchase is in lieu of accelerated vesting and an extension of the option exercise period under each executive's respective employee retention agreement. We paid Messrs. Luber and Carelli approximately $39,000 and $11,000, respectively, to repurchase Mr. Luber's options to purchase 620,000 shares and Mr. Carelli's options to purchase 275,000 shares. The purchase price of the outstanding options represented a 75 percent discount from the estimated fair value of the vested options as of March 31, 2009. Messrs. Luber and Carelli retained the balance of their existing options, which will remain exercisable for two years following, and are subject to nine months acceleration of vesting upon, the termination of their respective employment with us.

  Appointment of New Chief Executive Officer and New Chief Financial Officer

        Our Board of Directors appointed Kevin T. Conroy as our new President and Chief Executive Officer, effective April 2, 2009.

        In connection with his appointment, we entered into an employment agreement with Mr. Conroy that provides for a base salary of $340,000 and for a target bonus opportunity equal to 50 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee of the Board of Directors. Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired). Twenty-five percent of the shares underlying the stock option will become exercisable on the one-year anniversary of the date of grant, with the remainder vesting quarterly over the subsequent three years.

        In the event of termination by us without cause or by Mr. Conroy for good reason, then Mr. Conroy will receive (i) salary continuation for a period of 18 months at his then-current base salary, (ii) any accrued but unpaid base salary as of the termination date, (iii) any accrued but unpaid bonus (including any performance-based bonus), (iv) 12 months' accelerated vesting of any unvested equity awards, and (v) the right to exercise any vested equity awards until the earlier of two years from the date of termination or the date such equity award expires. In the event of termination by us without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a "Change of Control" (as defined in the agreement), Mr. Conroy will receive a lump-sum payment equal to 24 months (which period will be reduced under certain circumstances) of his then-current base salary. Upon a Change of Control and subject to Mr. Conroy's agreement to remain employed by us (or by any successor), if requested, for a period of at least six months following such Change of Control at his then current base salary, all of Mr. Conroy's outstanding stock options would become fully vested and exercisable. The foregoing change of control payments shall be subject to increase to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

        Our Board of Directors appointed Maneesh Arora as Senior Vice President and Chief Financial Officer of the Company, effective April 2, 2009. In connection with his appointment, we entered into an employment agreement with Mr. Arora that provides for a base salary of $240,000 and for a target bonus opportunity equal to 40 percent of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired). Twenty-five percent of the shares underlying the stock options will become exercisable on the one-year anniversary of the date of grant, with the remainder vesting quarterly over the subsequent three years.

        In the event of termination by us without cause or by Mr. Arora for good reason, then Mr. Arora will receive (i) salary continuation for a period of 15 months at his then-current base salary, (ii) any accrued but unpaid base salary as of the termination date, (iii) any accrued but unpaid bonus (including any performance-based bonus), (iv) 12 months' accelerated vesting of any unvested equity awards, and (v) the right to exercise any vested equity awards until the earlier of two years from the date of termination or the date such equity award expires. In the event of termination by us without cause or by Mr. Arora for good reason, within 12 months before, or if Mr. Arora remains employed on the effective date of, a "Change of Control" (as defined in the agreement), Mr. Arora will receive a lump-sum payment equal to 18 months (which period will be reduced under certain circumstances) of his then-current base salary. Upon a Change of Control and subject to Mr. Arora's agreement to remain employed by us (or any successor), if requested, for a period of at least six months following such Change of Control at his then current base salary, all of Mr. Arora's outstanding stock options would become fully vested and exercisable.

        In connection with the employment of Messrs. Conroy and Arora, the Compensation Committee also developed a long-term incentive plan which provides for minimum cash payments to Messrs. Conroy and Arora upon certain changes of control of the Company.

        The compensation packages for Messrs. Conroy and Arora were determined by the Compensation Committee with assistance from DolmatConnell & Partners, a compensation consultant, and pursuant to negotiations with Messrs. Conroy and Arora. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our executive officers.

  Our Executive Compensation Programs

        Our executive compensation primarily consists of salary, long-term equity interest, primarily in the form of stock options, and a cash incentive program based on both corporate and individual performance. As noted under "Objectives of Our Executive Compensation Programs" above, in 2008, we did not provide a cash incentive plan for our executive officers. In January 2009, we also paid one-time transaction bonuses to our then-current executive officers pursuant to employee retention agreements entered into in April 2008. These transaction bonuses were paid in connection with the consummation of the strategic transaction with Genzyme Corporation on January 27, 2009 (as described in our Form 8-K filed January 28, 2009). In April 2009, we also adopted a long-term incentive plan that provides for minimum cash payments to our executive officers upon certain changes of control of the Company.

        As part of our regular review to ensure competitive pay levels for our named executive officers we pay close attention to:

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  the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our named executive officers; the individual experience and skills of, and expected contributions from, our named executive officers;

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  and the amount of historical compensation paid to our named executive officers.

        In addition to the criteria above, the actual amount and allocation of total compensation (i.e., base salary, incentive bonuses and equity awards) paid or issued to our executive officers also reflects the timing and circumstances of when the executive joined us. For instance, the compensation package of our current President and Chief Executive Officer, who joined us in March 2009, partially reflects a negotiated employment and compensation package based on current market conditions and our state of transition following our strategic transaction with Genzyme Corporation in January 2009. Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2008 under each of these elements. In the descriptions below, we have identified particular compensation objectives that we have designed elements of our executive compensation to serve; however, we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

  Annual Cash Compensation

  Base Salary

        The Compensation Committee believes that our executive officers, including our President and Chief Executive Officer, are paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so that they are at least comparable with salaries paid by the peer companies reviewed by the Compensation Committee in the biotechnology and biopharmaceutical industry with whom we compete for talent. Salaries are reviewed generally on an annual basis to ensure we remain competitive with our peers and further our objective of attracting and retaining highly qualified personnel.

        Fiscal 2008 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary levels for each of our executive officers were also based upon evaluations and recommendations made by the former interim Chief Executive Officer. These recommendations include an assessment of the individual's responsibilities, experience, individual performance and contribution to our performance, and also generally take into account the competitive environment for attracting and retaining executives consistent with our business needs. In light of the considerations discussed above, and within the context of the overall objectives of our compensation programs, the Compensation Committee increased for 2008 the base salary of Mr. Luber from $285,000 to $315,000, and the base salary of Mr. Carelli from $215,000 to $230,000. Mr. Zenner, who served as our interim Chief Executive Officer from July 2007 to March 2008, received no compensation for his service as our interim Chief Executive Officer during 2008. Instead, Mr. Zenner received a grant of 25,000 shares of restricted common stock in September 2007 as compensation for his services as interim Chief Executive Officer through March 2008.

  Incentive Bonuses

        The Compensation Committee believes that some portion of overall cash compensation for executive officers should be "at risk," i.e., contingent upon successful implementation of our strategy and goals. In prior years, the granting of a cash bonus was based on an evaluation of achievement against predetermined corporate objectives and individual performance, generally on a fiscal-year basis, in accordance with our Executive Incentive Plan, which is approved annually by the Compensation Committee. To better align cash incentives with our corporate objective of seeking a strategic transaction, for 2008 the Compensation Committee did not establish corporate or individual performance goals for our named executive officers under our Executive Incentive Plan. Instead, for 2008, the Compensation Committee entered into amended and restated employee retention agreements with our executive officers that provided, in part, for cash bonuses upon consummation of a sale or other change in control of the company, a sale of the company's assets and other significant corporate transactions. On January 27, 2009, we entered into a strategic transaction with Genzyme Corporation (as described in our Form 8-K filed on January 28, 2009), pursuant to which we sold and licensed certain of our intellectual property in the fields of prenatal and reproductive health to Genzyme for $18.5 million and sold three million shares of our common stock to Genzyme for $6.0 million. In connection with the consummation of this transaction, the Compensation Committee awarded Messrs. Luber and Carelli transaction bonuses equal to each executive's annual base salary as of the date of payment, $315,000 and $230,000, respectively.

        Our current President and Chief Executive Officer, Mr. Conroy, will be eligible to earn an annual cash bonus in 2010 of up to 50 percent of his base salary and our current Senior Vice President and Chief Financial Officer, Mr. Arora, will be eligible to earn an annual cash bonus in 2010 of up to 40 percent of his base salary with the exact amount, in each case, determined by the Compensation Committee.

  Long-Term Incentives

        Our executive officers (and other employees) are eligible to receive restricted stock, stock option grants and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value. These stock-based incentives, which in recent years have consisted solely of stock option grants, are based on various factors primarily relating to the responsibilities of the individual officer or employee, their past performance, anticipated future contributions and prior option grants. In general, the Compensation Committee bases its decisions to grant stock-based incentives on recommendations of management and the Compensation Committee's analysis of third-party compensation information, with the intention of keeping the executives' overall compensation, including the equity component of that compensation, at a competitive level with the comparator companies reviewed by the Compensation Committee in the biotechnology and biopharmaceutical industries. The Compensation Committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its equity compensation plans, the number of options and shares held by the executive officer for whom an award is being considered and the other elements of the officer's compensation, as well as our compensation objectives and policies described above. As with the determination of base salaries and short term incentive payments, the Compensation Committee exercises subjective judgment and discretion in view of the above criteria.

        During fiscal year 2008, the Compensation Committee made stock option grants to each of the named executive officers, with the exception of Mr. Zenner (who received a restricted stock award in 2007 for his service as interim Chief Executive Officer through March 2008), generally targeted at the market median of the comparator companies reviewed by the Compensation Committee in the biotechnology industry, with adjustments to reflect roles within the Company, individual performance and the overall incentive opportunity provided each officer. The stock options granted to our named executive officers under our 2000 Stock Option and Incentive Plan have an exercise price equal to the fair market value of the common stock at the time of grant. On February 21, 2008, Messrs. Luber and Carelli were granted options to acquire 175,000 and 90,000 shares, respectively. Stock options granted in 2008 vest in equal monthly installments over a three year period beginning one month following the grant date. We believe that time-based vesting of stock options enables us to retain our leadership team in an extremely competitive environment.

        The Compensation Committee believes that these equity incentives provide the executive officers with the opportunity to acquire long-term stock ownership positions, and help to align the executives' interests with stockholders' interests. The Compensation Committee believes that this directly motivates executive officers to maximize long-term stockholder value.

  Equity Grant Practices

        We generally provide our executive officers with equity in one of three ways: new hire stock option grants, annual stock options grants or special grants.

        The number of stock options granted to our executive officers as a part of our annual employee stock option grant is determined at either the last Compensation Committee meeting of the fiscal year preceding the year in which the grant will be made or the first Compensation Committee meeting of the grant year. The number of stock options granted is based on a Compensation Committee-approved grant matrix relating to the position level of the executive and the level of individual performance as determined by the Chief Executive Officer in consultation with the Compensation Committee. Award recommendations outside of the matrix may also be proposed, subject to Compensation Committee approval. The grant date for the annual option grant is predetermined and approved by the Compensation Committee as the third Thursday in February each year and the strike price is the closing price of our common stock on that date.

        New hire stock option grants are provided on the date an executive officer commences employment with us. The amounts of such awards are generally recommended by the Chief Executive Officer and are subject to the advance approval of the Compensation Committee. New hire options are priced using the closing price of our common stock on the first day of employment of the executive officer. In connection with the employment of Mr. Conroy, our current President and Chief Executive Officer, and Mr. Arora, our current Senior Vice President and Chief Financial Officer, the Compensation Committee engaged DolmatConnell & Partners to assist it in developing the equity awards negotiated with Messrs. Conroy and Arora. Messrs Conroy and Arora were granted options to purchase 2.5 million and 1.25 million share of our common stock, respectively, twenty-five percent of which shall vest and become exercisable on the one-year anniversary of the date of grant, with the remainder vesting quarterly over the subsequent three years, subject to acceleration upon termination of employment or a change in control of the Company.

        Special stock option grants can be recommended by the Chief Executive Officer and approved by the Compensation Committee at any meeting or by written consent. In the event that a special stock option grant is awarded by written consent, it is priced based on the closing price of our common stock on the date that we receive the last Compensation Committee member's signature. All options awarded at a Compensation Committee meeting are priced either on the date of the meeting or at such other subsequent date as may be authorized by the Compensation Committee.

  Other Compensation

        We also permit executive officers and other employees to purchase common stock at a discount through our 2000 Employee Stock Purchase Plan. Employees, including executive officers, may also participate in our 401(k) Plan. In 2006, the Compensation Committee approved an amended EXACT Sciences 401(k) Plan that provides for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee also approved a discretionary matching Company contribution to the plan for fiscal 2008. The matching contribution was made using Company stock in an amount equal to 50 percent of an employee's total salary deferrals into the plan. This matching contribution resulted in stock contributions valued at $7,750 to each of Messrs. Luber and Carelli in 2008. The Compensation Committee reviewed these additional benefits, together with the primary compensation elements of salary, long-term incentives and cash incentives, in determining the total compensation for our executive officers. The Compensation Committee believes that these elements of compensation were reasonable in the aggregate. In connection with the retention of Messrs. Conroy and Arora, the Compensation Committee in its discretion may revise, amend or add to the executive officers' benefits if it deems it advisable.

  Employee Retention Agreements

        Messrs. Luber and Carelli were parties to employee retention agreements which provided for certain severance benefits that may be triggered as a result of the termination of their respective employment under certain circumstances. In April 2008, these agreements were amended and restated to, among other things, increase severance benefits, provide for retention bonuses upon a change in control or other significant corporate transaction, and provide gross-up payments for excise tax obligations imposed by Section 4999 of the Code as discussed elsewhere in this Compensation Discussion and Analysis. Under these agreements, in the event that we terminated his employment other than for cause, Mr. Luber and Mr. Carelli would each have received severance payments in the form of salary continuation at his then-current base salary for 18 months and 15 months, respectively. In addition to the severance and retention bonus provisions, the employee retention agreements provided for acceleration of vesting of stock options and an extension of the exercisability of such options in certain circumstances. The benefits provided by the executive retention agreements were intended to ensure that each executive officer focused his attention on our management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value. We believe these retention bonuses and other severance and change of control benefits would have helped our executive officers remain focused on our corporate goals and objectives in the event of a change in control transaction. See "Potential Benefits Upon Termination or Change in Control" below for a description of benefits to which Messrs. Luber and Carelli would have been entitled in certain circumstances, as well as a description of the benefits they received upon the termination of their employment in April 2009.

  Compliance with Internal Revenue Code Section 162(m)

        In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code, and it is our present intention that, with the exception of stock awards made to such executives pursuant to the 2000 Stock Option and Incentive Plan after the date of our 2004 annual meeting of stockholders, and for so long as it is consistent with the Compensation Committee's overall compensation objective, tax deductions attributable to executive compensation will generally not be subject to the deduction limitations of Section 162(m). We recognize that tax deductions attributable to executive compensation under the 2000 Stock Option and Incentive Plan after the date of the 2004 annual meeting of stockholders may be subject to the deduction limitations of Section 162(m).

  Summary Compensation Table for 2008

        The following table represents summary information regarding the compensation of each of Jeffrey R. Luber, our former President and Chief Executive Officer, Patrick J. Zenner, our former interim Chief Executive Officer, and Charles R. Carelli, Jr. our former Senior Vice President, Chief Financial Officer, Treasurer and Secretary the year ended December 31, 2008. Our current President and Chief Executive Officer, Kevin Conroy, and current Chief Financial Office, Maneesh Arora, were first employed by the Company in 2009.

Summary Compensation Table

(a)	(b)	(c)	(d)		(e)		(f)	(g)		(i)		(j)
Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Jeffrey R. Luber(3)	2008	$315,000	$—	(4)	$—		$317,288	$—		$7,750	(5)	$640,038
Former President, Chief	2007	263,205	192,500	(6)	—		221,086	70,000	(7)	7,750	(8)	754,541
Executive Officer	2006	235,061	—		—		282,017	—		20,198	(9)	537,276
and Director
Charles R. Carelli, Jr.(10)	2008	230,000	—	(4)	—		190,776	—		21,879	(5)	442,655
Former Senior Vice	2007	195,930	140,000	(6)	—		125,304	50,000	(7)	21,803	(8)	533,037
President, Chief Financial	2006	172,923	—		—		55,070	—		19,311	(9)	247,304
Officer, Treasurer
and Secretary
Patrick J. Zenner(11)	2008	—	—		32,267	(12)	—	—		—		32,267
Former Interim Chief	2007	—	—		29,521	(12)	—	—		—		29,521
Executive Officer

(1)
Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123(R).

(2)
Represents the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123(R) and, accordingly, includes amounts from options granted prior to 2008. See the information appearing in footnote 8 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2008 for certain assumptions made in the valuation of options granted in the years ended December 31, 2008, 2007 and 2006.

(3)
Jeffrey R. Luber's employment as our President and Chief Executive Officer terminated effective April 2, 2009, at which time he ceased to be an executive officer. Kevin Conroy is our current President and Chief Executive Officer.

(4)
On January 27, 2009, upon, and as a result of, the consummation of the strategic transaction with Genzyme Corporation as described in our Form 8-K filed on January 28, 2009 and in footnote 15 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2008, our Board of Directors awarded bonuses to certain of our employees pursuant to the terms of their respective employee retention agreements. The transaction bonuses included cash bonuses of $315,000 to Mr. Luber, our former President and Chief Executive Officer, and $230,000 to Charles R. Carelli, Jr., our former Senior Vice President, Chief Financial Officer, and Treasurer.

(5)
Amount represents the value of our 2008 401(k) plan company match to be contributed in shares of our common stock on May 15, 2009.

(6)
Amounts represent retention bonuses of $122,500 and $90,000, respectively, earned for continued service to the Company pursuant to employee retention agreements entered into in October 2006, with respect to Messrs. Luber and Carelli. Messrs. Luber and Carelli entered into amended and restated employee retention agreements in April 2008. In addition, during 2007 we achieved three of the five corporate goals under our Executive Incentive Plan. Based on this achievement and their respective individual performances, Mr. Luber was awarded an incentive bonus award of $70,000 and Mr. Carelli was awarded an incentive bonus award of $50,000 under our Executive Incentive Plan. No other named executive officers were awarded cash incentive bonuses for 2007, as they did not meet the eligibility requirements under our Executive Incentive Plan.

(7)
For 2007, based on the efforts of Messrs. Luber and Carelli in connection with the inclusion of our colorectal screening technology in national colorectal cancer screening guidelines, and in recognition of the achievement of this corporate goal during the first quarter of 2008, the Compensation Committee awarded Messrs. Luber and Carelli an additional discretionary award of $70,000 and $50,000, respectively. These discretionary awards represent half of the additional amounts that Mr. Luber and Mr. Carelli would have been entitled to had this corporate objective been achieved prior to the end of 2007.

(8)
Amount represents $7,750 related to the value of our 2007 401(k) plan company match contributed in shares of our common stock.

(9)
Amount represents $7,500 related to the value of our 2006 401(k) plan company match contributed in shares of our common stock.

(10)
Charles R. Carelli Jr.'s employment as our Senior Vice President, Chief Financial Officer, and Treasurer terminated effective April 2, 2009, at which time he ceased to be an executive officer. Maneesh Arora is our current Senior Vice President and Chief Financial Officer. Mr. Carelli will remain employed by us as a non-executive employee through April 30, 2009.

(11)
Patrick J. Zenner served as our interim Chief Executive Officer for the period from July 18, 2007 through March 18, 2008. Mr. Zenner continues to serve on our board of directors. Compensation received by Mr. Zenner as a director is outlined under the heading "Director Compensation" below.

(12)
Represents a restricted common stock award of 25,000 shares of our common stock as payment for serving as interim Chief Executive Officer during 2007. The award vested monthly over one year from the date of grant, September 4, 2007.

  Grants of Plan-Based Awards in 2007

        The following table presents each stock option grant in 2008 to the individuals named in the summary compensation table.

Grants of Plan-Based Awards

(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
					Number of Securities Underlying Options	Number of Shares of Stock or Units	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
	Grant Date
Name		Threshold	Target(1)	Maximum
Jeffrey R. Luber	2/21/2008	—	—	—	175,000	—	$1.83	$204,750
Charles R. Carelli, Jr.	2/21/2008	—	—	—	90,000	—	$1.83	$105,300
Patrick J. Zenner	—	—	—	—	—	—	—	—

        Each of the options in the foregoing table were granted under our 2000 Stock Option and Incentive Plan, and the options expire on the tenth anniversary of the grant date. Each option becomes exercisable in equal monthly installments over a three year period beginning one month following the grant date. In accordance with the process for determination of fair market value under the plan, the exercise price for each option is equal to the closing price of our common stock, as quoted on the NASDAQ Stock Market, on the date of grant.

  Outstanding Equity Awards at December 31, 2008

        The following table presents information about unexercised options that were held by each of the individuals listed in the summary compensation table as of December 31, 2008.

(a)	(b)	(c)		(e)	(f)	(g)	(h)
							Market Value of Shares of Stock That Have Not Vested
	Number of Securities Underlying Unexercised Options					Number of Shares of Stock That Have Not Vested
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Jeffrey R. Luber	50,000	—		$14.33	11/18/2012	—	—
	80,000	—		$7.72	2/11/2014	—	—
	60,000	—		$3.61	12/23/2014	—	—
	19,166	834	(1)	$4.22	2/17/2015	—	—
	51,944	3,056	(2)	$2.61	2/16/2016	—	—
	26,666	3,334	(3)	$3.07	4/11/2016	—	—
	45,833	29,167	(4)	$2.77	2/15/2017	—	—
	104,166	145,834	(5)	$2.90	9/4/2017	—	—
	36,457	138,543	(6)	$1.83	2/21/2018	—	—

	474,232	320,768	(8)			—	—

Charles R. Carelli, Jr.	20,000	—		$3.28	11/9/2014	—	—
	25,624	4,376	(7)	$2.65	7/29/2015	—	—
	23,611	1,389	(2)	$2.61	2/16/2016	—	—
	22,222	2,778	(3)	$3.07	4/11/2016	—	—
	45,833	29,167	(4)	$2.77	2/15/2017	—	—
	41,666	58,334	(5)	$2.90	9/4/2017	—	—
	18,749	71,251	(6)	$1.83	2/21/2018	—	—

	197,705	167,295	(8)			—	—

Patrick J. Zenner (9)	—	—		—	—	—	—

	—	—		—	—	—	—

(1)
Option was granted on February 17, 2005 and became exercisable with respect to 25 percent of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(2)
Option was granted on February 16, 2006 and became exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(3)
Option was granted on April 11, 2006 and became exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(4)
Option was granted on February 15, 2007 and became exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(5)
Option was granted on September 4, 2007 and became exercisable in equal monthly installments over a three year period beginning one month following the grant date.

(6)
Represents options granted on February 21, 2008, as of December 31, 2008. In connection with the termination of their employment with us in April 2009, Messrs. Luber and Carelli retained fully exercisable options to purchase 80,207 shares and 43,124 shares, respectively, subsequent to the termination of their respective employment with us on. Such remaining exercisable options reflect nine months acceleration of vesting upon the termination of their respective employment with us and the expiration date reflects an extension of the termination date of such options for two years following the termination of their respective employment with us, in each case, in accordance with their respective employee retention agreements.

(7)
Option was granted on July 29, 2005 and became exercisable with respect to 25 percent of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(8)
In connection with the termination of their employment with us, on March 31, 2009, we repurchased 620,000 options and 275,000 options held by Messrs. Luber and Carelli, respectively, in lieu of accelerated vesting and an extension of the option exercise period arising from their respective employee retention agreements. We paid Messrs. Luber and Carelli approximately $39,000 and $11,000, respectively, to repurchase such options. The purchase price of the outstanding options represented a 75 percent discount from the estimated fair value of the vested options as of March 31, 2009.

(9)
Mr. Zenner holds restricted stock and stock options in his capacity as a member of our board of directors, the details of which are included under the heading Director Compensation below.

  Option Exercises in 2008

        None of the individuals listed in the summary compensation table exercised any stock options in 2008. Effective March, 31, 2009, we repurchased options held by Messrs. Luber and Carelli to purchase an aggregate of 895,000 shares of common stock. This repurchase was in lieu of accelerated vesting and an extension of the option exercise period under their respective employee retention agreements. We paid Messrs. Luber and Carelli approximately $39,000 and $11,000, respectively, to repurchase Mr. Luber's options to purchase 620,000 shares and Mr. Carelli's options to purchase 275,000 shares. The purchase price of the outstanding options represented a 75 percent discount from the estimated fair value of the vested options as of March 31, 2009.

  Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

  Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

  Potential Benefits Upon Termination or Change in Control

  Severance and Change in Control Arrangements in General

        Messrs. Luber and Carelli each signed an amended and restated employee retention agreement in April 2008 which provided that, in the event that we terminated his employment other than for cause, we would make severance payments equal to 18 months and 15 months, respectively, in the form of salary continuation to Mr. Luber and Mr. Carelli at a rate equivalent to their base salaries as of the date of termination. Such severance payments would also be due to Messrs. Luber and Carelli upon a change in control and termination without cause, or for "good reason", which was defined in the employee retention agreements as a material diminution in job responsibility, a substantial reduction in compensation or a certain geographic movement during the two-year period following the change in control. In addition, pursuant to the employee retention agreements, Mr. Luber and Mr. Carelli would each have been entitled to a retention bonus in an amount equal to such executive's then-current annual base salary upon the closing of a transaction resulting in a change in control of EXACT or other significant transaction as determined by the Board of Directors. Retention bonus amounts would be due in a lump sum at the closing of such a transaction. Mr. Luber and Mr. Carelli received no additional death and disability benefits other than those provided to employees generally.

  Cash Payments and Stock Option Vesting Acceleration Following Certain Termination Events

        Our 2000 Stock Option and Incentive Plan provides that all outstanding options granted will have their vesting accelerated by one year following a change in control. In addition, the 2000 Stock Option and Incentive Plan provides that if we experience a change in control and the employment of a plan participant is terminated without cause, or if such participant terminates his or her employment for certain reasons, generally referred to as "good reason", including a substantial reduction in compensation or geographic movement during the one-year period following the change in control, then all unvested stock options held by such participant become fully-vested and immediately exercisable. Notwithstanding any provisions to the contrary included in our 2000 Stock Option Plan, the employee retention agreements with Messrs. Luber and Carelli provide for acceleration of vesting of certain stock options as described in the tables below.

  Termination Payments to Our Former President and Chief Executive Officer and Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary

        On April 2, 2009, Jeffrey R. Luber and Charles R. Carelli, Jr. resigned as our President and Chief Executive Officer and our Chief Financial Officer, respectively. In connection with the termination of their employment, Messrs. Luber and Carelli were entitled to (i) severance payments equal to eighteen (18) months and fifteen (15) months, respectively, in the form of salary continuation at a rate equivalent to their respective base salaries as of the date of termination; (ii) continued health insurance premium payments for such respective periods; and (iii) nine (9) months accelerated vesting of unvested stock options, in each case under their respective employee retention agreements.

        On March 31, 2009, we entered into release agreements with Messrs. Luber and Carelli that provided, in exchange for a general release in favor of us, for the accelerated payment of our salary continuation obligations in an aggregate amount of $472,500 and $287,500, respectively (such amount, equal to eighteen months and fifteen months, respectively, of their base salaries as of the date of termination). In addition, the release agreements also provided for the repurchase by us of options held by Messrs. Luber and Carelli with respect to an aggregate of 895,000 shares of common stock. This repurchase is in lieu of accelerated vesting and an extension of the option exercise period under each executive's respective employee retention agreement. We paid Messrs. Luber and Carelli approximately $39,000 and $11,000, respectively, to repurchase Mr. Luber's options to purchase 620,000 shares and Mr. Carelli's options to purchase 275,000 shares. The purchase price of the outstanding options represented a 75 percent discount from the estimated fair value of the vested options as of March 31, 2009. Messrs. Luber and Carelli retained the balance of their existing options, which will remain exercisable for two years following, and are subject to nine months acceleration of vesting upon, the termination of their respective employment with us.

        A summary of the actual termination benefits provided to Messrs. Luber and Carelli in connection with their termination of employment as of their respective termination dates is below.

	Mr. Luber		Mr. Carelli
Aggregate Severance Payment	$472,500	(1)	$287,500	(2)
Retention Bonus	—		—
Accelerated Portion of Stock Options	—	(3)	—	(3)
Health Care Benefits	22,700	(4)	17,700	(4)
Tax Gross-Up	—		—

	$495,200		$305,200

    (1)
    Amount represents 18 months of severance paid to Mr. Luber on March 31, 2009 in connection with his termination without cause.

    (2)
    Amount represents 15 months of severance paid to Mr. Carelli on March 31, 2009 in connection with his termination without cause.

    (3)
    The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Pursuant to their respective employee retention agreements with us dated April 18, 2008, Mr. Luber and Mr. Carelli were entitled to the acceleration of nine months of their unexercisable stock options upon an involuntary termination without cause without a change in control. Additionally, pursuant to Messrs. Luber and Carelli's respective employee retention agreements, the expiration date of all of their then-exercisable stock options has been extended for two years from their respective termination dates.

    (4)
    Amount represents the estimated value of health and dental benefits due to Messrs. Luber and Carelli for a period of 18 months and 15 months, respectively, pursuant to their respective employee retention agreements.

        A summary of options repurchased on March 31, 2009 from Mr. Luber and options retained subsequent to Mr. Luber's termination is below.

  Options Repurchased

		Number of Securities Underlying Unexercised Options As of March 31, 2009
	Grant Price			Total Options Repurchased
Option Grant Date		Exercisable	Unexercisable
11/18/2002	$14.33	50,000	—	50,000
2/11/2004	$7.72	80,000	—	80,000
12/23/2004	$3.61	60,000	—	60,000
2/17/2005	$4.22	20,000	—	20,000
2/16/2006	$2.61	55,000	—	55,000
4/11/2006	$3.07	29,166	834	30,000
2/15/2007	$2.77	52,083	22,917	75,000
9/4/2007	$2.90	125,000	125,000	250,000

		471,249	148,751	620,000

  Options Retained

Option Grant Date	Grant Price	Number of Options Retained	Expiration Date
2/21/2008	$1.83	80,207	1/2/2011

        A summary of options repurchased on March 31, 2009 from Mr. Carelli and options retained subsequent to Mr. Carelli's termination is below.

  Options Repurchased

		Number of Securities Underlying Unexercised Options As of March 31, 2009
	Grant Price			Total Options Repurchased
Option Grant Date		Exercisable	Unexercisable
11/9/2004	$3.28	20,000	—	20,000
7/29/2005	$2.65	27,499	2,501	30,000
2/16/2006	$2.61	25,000	—	25,000
4/11/2006	$3.07	24,305	695	25,000
2/15/2007	$2.77	52,083	22,917	75,000
9/4/2007	$2.90	50,000	50,000	100,000

		198,887	76,113	275,000

Options Retained

Option Grant Date	Grant Price	Number of Options Retained	Expiration Date
2/21/2008	$1.83	43,124	1/31/2011

  Termination Arrangements for our Former President and Chief Executive Officer

        The following table outlines certain cash payments and benefits that Jeffrey R. Luber, our former President and Chief Executive Officer, would be entitled to receive under the triggering events described below, assuming that his employment terminated on December 31, 2008 and based on the terms of the amended and restated employee retention agreement entered into in April 2008 between us and Mr. Luber. The following table also provides the intrinsic value (that is, the value based upon our stock price on December 31, 2008, minus the exercise price) of stock options that would become exercisable or vested as a result of these acceleration events as of December 31, 2008 in connection with a change in control. In addition, the table provides an estimate of the tax gross-up payment we would have made to Mr. Luber in connection with his excise tax obligations related to severance payments. The actual amounts that we paid Mr. Luber upon the termination of his employment with us on April 2, 2009 are discussed above under "Termination Payments to Our Former President and Chief Executive Officer and Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary."

	Involuntary Termination Without Cause; No Change In Control		Change In Control Without Termination		Change In Control And Termination Without Cause Or For Good Reason
Aggregate Salary Continuation	$472,500	(1)	$—		$472,500	(1)
Retention Bonus	—		315,000	(2)	315,000	(2)
Accelerated Portion of Stock Options	—	(3)	—	(4)	—	(5)
Health Care Benefits	22,700	(6)	—		22,700	(6)
Tax Gross-Up	—		—		285,635	(7)

	$495,200		$315,000		$1,095,835

(1)
Amount represents 18 months of salary continuation due to Mr. Luber upon the triggering event described in the column heading. Pursuant to the terms of his employee retention agreement, in connection with the termination of his employment on April 2, 2009, this amount was paid to Mr. Luber as described above.

(2)
Amount represents a retention bonus equal to one year of base salary to be paid in a lump sum upon the closing of a change in control or other significant transaction as determined by the Board of Directors. In connection with the consummation of the Genzyme strategic transaction, this bonus was paid to Mr. Luber in January 2009.

(3)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Pursuant to his employee retention agreement with us dated April 18, 2008,

  Mr. Luber would have been entitled to the acceleration of nine months of his unexercisable stock options as of December 31, 2008 upon an involuntary termination without cause without a change in control. Additionally, pursuant to Mr. Luber's employee retention agreement, the expiration date of all of Mr. Luber's then-exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Luber.

(4)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Pursuant to Mr. Luber's employee retention agreement, Mr. Luber would have been entitled to the acceleration of fifty percent of his unexercisable stock options as of December 31, 2008 upon a change in control without termination. If Mr. Luber's employment is terminated without cause or for "good reason" within the two-year period following a change in control, all outstanding options held by Mr. Luber would have become exercisable. Additionally, pursuant to Mr. Luber's employee retention agreement, the expiration date of all of Mr. Luber's then exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Luber.

(5)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Mr. Luber would have been entitled to acceleration of all of his unexercisable stock options as of December 31, 2008 upon a change in control and termination without cause or for good reason. Additionally, pursuant to Mr. Luber's employee retention agreement, the expiration date of all of Mr. Luber's then exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Luber.

(6)
Amount represents the estimated value of health and dental benefits due to Mr. Luber for a period of 18 months based on the triggering event in the column heading.

(7)
Amount represents an estimate, as of December 31, 2008, of the tax gross up payment that would be due to Mr. Luber for federal excise taxes due under Section 4999 of the Internal Revenue Code. We or our successor would also be responsible for paying such excise tax gross up amount upon Mr. Luber's termination without cause or for good reason, as defined in Mr. Luber's employee retention agreement, within two years of a change in control. For purposes of calculating this tax gross up amount as of December 31, 2008, and to the extent that that any excise tax gross up payment would have been due to Mr. Luber at some future date pursuant to Mr. Luber's employee retention agreement, it was assumed that Mr. Luber pays federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the gross up payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Mr. Luber's residence on the date of Mr. Luber's termination of service with us, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

  Termination Arrangements for Our Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary

        The following table outlines certain cash payments and benefits that Charles R. Carelli, Jr., our former Senior Vice President, Chief Financial Officer, Treasurer and Secretary, would be entitled to receive under the triggering events described below, assuming that his employment terminated on December 31, 2008 and based on the terms of the amended and restated employee retention agreement entered into in April 2008 between us and Mr. Carelli. The following table also provides the intrinsic value (that is, the value based upon our stock price on December 31, 2008, minus the exercise price) of stock options that would become exercisable or vested as a result of these acceleration events as of December 31, 2008 in connection with a change in control. In addition, the table provides an estimate of the tax gross-up payment we would have made to Mr. Carelli in connection with his excise tax obligations related to severance payments. The actual amounts that we paid Mr. Carelli upon the termination of his employment with us on April 2, 2009 are discussed above under "Termination Payments to Our Former President and Chief Executive Officer and Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary."

	Involuntary Termination Without Cause; No Change In Control		Change In Control Without Termination		Change In Control And Termination Without Cause Or For Good Reason
Aggregate Salary Continuation	$287,500	(1)	$—		$287,500	(1)
Retention Bonus	—		230,000	(2)	230,000	(2)
Accelerated Portion of Stock Options	—	(3)	—	(4)	—	(5)
Health Care Benefits	17,700	(6)	—		17,700	(6)
Tax Gross-Up	—		—		178,388	(7)

	$305,200		$230,000		$713,588

(1)
Amount represents 15 months of salary continuation due to Mr. Carelli upon the triggering event described in the column heading. Pursuant to the terms of his employee retention agreement, in connection with the termination of his employment on April 30, 2009, this amount was paid to Mr. Carelli as described above.

(2)
Amount represents a retention bonus equal to one year of base salary to be paid in a lump sum upon the closing of a change in control or other significant transaction as determined by the Board of Directors. In connection with the consummation of the Genzyme strategic transaction, this bonus was paid to Mr. Carelli in January 2009.

(3)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Pursuant to his employee retention agreement with us dated April 18, 2008, Mr. Carelli would have been entitled to the acceleration of nine months of his unexercisable stock options as of December 31, 2008 upon an involuntary termination without cause without a change in control. Additionally, pursuant to Mr. Carelli's employee retention agreement, the expiration date of all of his then-exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Carelli.

(4)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Pursuant to Mr. Carelli's employee retention agreement, Mr. Carelli would have been entitled to the acceleration of fifty percent of his unexercisable stock options as of December 31, 2008 upon a change in control without termination. If Mr. Carelli's employment is terminated without cause or for "good reason" within the two-year period following a change in control, all outstanding options held by Mr. Carelli would have become exercisable. Additionally, pursuant to Mr. Carelli's employee retention agreement, the expiration date of all of Mr. Carelli's then exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Carelli.

(5)
The closing price of our common stock on the NASDAQ Capital Market on December 31, 2008 of $0.57 per share was lower than the exercise price of any unexercisable stock options for which vesting would have been accelerated, and, therefore, the value of the accelerated portion of stock options is $0. Mr. Carelli would have been entitled to acceleration of all of his unexercisable stock options as of December 31, 2008 upon a change in control and termination without cause or for good reason. Additionally, pursuant to Mr. Carelli's employee retention agreement, the expiration date of all of Mr. Carelli's then exercisable stock options would be extended to two years from his termination date. See above for a description of our repurchase of certain options granted to and certain options retained by Mr. Carelli.

(6)
Amount represents the estimated value of health and dental benefits due to Mr. Carelli for a period of 15 months based on the triggering event in the column heading.

(7)
Amount represents an estimate, as of December 31, 2008, of the tax gross up payment that would be due to Mr. Carelli for federal excise taxes due under Section 4999 of the Internal Revenue Code. We or our successors would also be responsible for paying such excise tax gross up amount upon Mr. Carelli's termination without cause or for good reason, as defined in Mr. Carelli's employee retention agreement, within two years of a change in control. For purposes of calculating this tax gross up amount as of December 31, 2008, and to the extent that that any excise tax gross up payment would have been due to Mr. Carelli at some future date pursuant to Mr. Carelli's employee retention agreement, it was assumed that Mr. Carelli pays federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the gross up payment is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Mr. Carelli's residence on the date of Mr. Carelli's termination of service with us, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

        None of our other executive officers would have received any payments or benefits upon a termination of employment on December 31, 2008, as Mr. Zenner was not entitled to any such payments and Messrs. Conroy and Arora were not employed by us in 2008.

  Director Compensation

  Compensation Policy for Non-Employee Directors in 2008

        We maintain a compensation package for our non-employee directors, or Director Compensation Policy, to enable us to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of us or our subsidiaries.

        Pursuant to the Director Compensation Policy in effect prior to December 11, 2008, all non-employee directors received annual compensation for board service in shares of our common stock, as indicated in the table below.

Annual Retainer (in shares of our common stock)
Executive Chairman	15,000
Chairperson	15,000
Director	10,000

        Any newly elected non-employee director (i.e., each director joining the Board of Directors for the first time) elected between August 9, 2007 and December 11, 2008 was granted an option to purchase 10,000 shares of common stock (adjusted for stock splits) pursuant to our 2000 Plan, on the date they were elected to the Board of Directors, this grant vested one-third on the first year anniversary of the date of grant, and then ratably thereafter on a monthly basis over a period of twenty-four months.

        In addition to the grants for newly elected non-employee directors, each non-employee director was granted an option to purchase 15,000 shares of common stock (adjusted for stock splits), pursuant to the 2000 Plan, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders, or the Annual Option Grant. The first Annual Option Grant received by a non-employee director during his/her tenure on the Board of Directors vested 100% on the date of the annual meeting of stockholders next following the date of grant. All subsequent Annual Option Grants received by a non-employee director during his/her service on the Board of Directors with us vested ratably over a period of twelve months from the date of each such grant. In the event that a non-employee director was elected to the Board of the Directors other than in connection with an annual meeting of stockholders, the number of options granted to such director under the first Annual Option Grant received by such non-employee director was reduced by 1,250 shares for each month since our last annual meeting of stockholders to the date of such non-employee director's election to the Board of Directors.

        Pursuant to the Director Compensation Policy, in 2008, each of Ms. Crawford, Messrs. Kania, Mack, and Zenner and Dr. Willsey received Annual Option Grants to purchase 15,000 shares of common stock under the 2000 Plan. In addition, Mr. Zenner received 15,000 shares of common stock and Messrs. Kania and Mack, Ms. Crawford and Dr. Willsey each received 10,000 shares of common stock as an annual retainer under the Director Compensation Policy.

        On December 11, 2008, the Board of Directors amended and restated the Director Compensation Policy. On January 1st of each year, each non-employee director shall be paid an annual retainer equal to the following dollar value worth of restricted stock of our company ("Restricted Stock") as measured by the closing sale price of our common stock on the first trading day following January 1, which shall vest in full one year from the date of grant, subject to full acceleration of vesting upon a change in control of the Company:

Annual Retainer ($ value of Restricted Stock)
Chairman of the Board	$37,500
Chairman of a Committee	$35,000
Director	$25,000

        In addition, on the date of the first meeting of the Board of Directors following each annual meeting of our stockholders, each non-employee director shall be granted $15,000 worth of Restricted Stock as measured by the closing sale price of our common stock on the first trading day following the date of such meeting of the Board of Directors, which shall vest in full one year from the date of grant, and which shall be subject to full acceleration of vesting upon an Acquisition.

        Upon his or her initial election to the Board of Directors, a new director shall receive $25,000 worth of Restricted Stock as measured by the closing sale price of our common stock on the first trading day following the date of initial election, which shall vest in full one year from the date of grant, and which shall be subject to 12 months acceleration of vesting upon an Acquisition.

        The initial election grant and initial annual retainer for 2009 to Michael E. Singer consisted of 130,000 shares of Restricted Stock which vest 100% on the first anniversary of the date of grant.

        All vesting under the Restricted Stock grants described in this policy immediately ceases upon cessation of service as a director for any reason.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

        All of the foregoing options are granted at fair market value on the date of grant and, except as otherwise provided under the 2000 Plan, all vesting thereunder immediately ceases upon cessation of service as a director for any reason. In addition, the form of option agreement gives directors up to one year following cessation of service as a director to exercise all options that are vested as of the date of such cessation.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

        The following table provides compensation information for the one-year period ended December 31, 2008 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Director Compensation in 2008

(a)	(b)	(c)		(d)	(h)
Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(4),(5),(6)	Total
Sally W. Crawford	$—	$7,100	(1)	$21,399	$28,499
Edwin M. Kania	—	7,100	(1)	21,399	28,499
Connie Mack, III	—	7,100	(1)	21,399	28,499
Michael E. Singer	—	6,175	(2)	—	6,175
Lance Willsey, MD	—	7,100	(2)	21,399	28,499
Patrick J. Zenner	—	10,650	(3)	21,399	32,049

(1)
Represents the dollar amount of compensation expense recognized in our consolidated financial statements during the year ended December 31, 2008 in accordance with SFAS No. 123(R) in connection with a common stock award of 10,000 shares of our common stock on July 18, 2008. This award was fully vested when granted on July 18, 2008 and was made as payment of an annual retainer to serve on our board.

(2)
Represents the dollar amount of compensation expense recognized in our consolidated financial statements during the year ended December 31, 2008 in accordance with SFAS No. 123(R) in connection with Mr. Singer's initial common stock award of 130,000 shares of restricted common stock. Mr. Singer was granted such shares upon joining our board of directors on December 12, 2008. This award vests 100 percent on the one-year anniversary of the date of grant.

(3)
Represents the dollar amount of compensation expense recognized in our consolidated financial statements during the year ended December 31, 2008 in accordance with SFAS No. 123(R) in connection with a common stock award of 15,000 shares of our common stock on July 18, 2008. This award was fully vested when granted on July 18, 2008 and was made as payment of an annual retainer to serve on our board. Mr. Zenner's compensation for his service as our interim Chief Executive Officer during 2008 is included in the Summary Compensation Table for named executive officers above.

(4)
Represents the dollar amount of compensation expense recognized in our consolidated financial statements during the year ended December 31, 2008 in accordance with SFAS No. 123(R) and, accordingly, includes amounts from options granted prior to 2008. See the information appearing in footnote 8 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2008 for certain assumptions made in the valuation of options granted in the years ended December 31, 2008, 2007 and 2006.

(5)
The members of our board of directors who held such position on December 31, 2008 held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Sally W. Crawford	110,000
Edwin M. Kania	110,000
Connie Mack, III	105,000
Michael E. Singer	—
Lance Willsey, MD	110,000
Patrick J. Zenner	100,000
(6)
The following table presents the fair value of each grant of stock options in 2008 to the members of our board of directors, computed in accordance with SFAS 123(R):

(a)	(b)	(j)	(k)	(l)
Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Options
Sally W. Crawford	7/18/2008	15,000	$0.71	$7,175
Edwin M. Kania	7/18/2008	15,000	$0.71	$7,175
Connie Mack, III	7/18/2008	15,000	$0.71	$7,175
Lance Willsey, MD	7/18/2008	15,000	$0.71	$7,175
Patrick J. Zenner	7/18/2008	15,000	$0.71	$7,175

EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following three equity compensation plans under which our equity securities are authorized for issuance to our employees and/or directors; the 1995 Stock Option Plan, the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2008.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	3,703,899	$3.99	3,979,635
Equity compensation plans not approved by security holders	None	None	None

Total	3,703,899	$3.99	3,979,635

        No further grants are being made under the 1995 Stock Option Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation Discussion & Analysis," in 2008, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        In April 2007, our Board of Directors adopted a written related person transaction approval policy, which sets forth our polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related person transactions is that all future related person transactions between us and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by our Secretary and approved in advance by our Audit Committee.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for 2008 and 2007 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

	Year Ended December 31,
	2008	2007
Audit fees(1)	$210,000	$302,490

Total fees	$210,000	$302,490

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

        The Audit Committee did not pre-approve any fees associated with financial systems consulting and, accordingly, no such fees were incurred by us.

Pre-approval Policies and Procedures

        The Audit Committee has adopted a formal policy that requires that all services to be provided by Ernst & Young, including audit services and permitted non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and permitted non-audit services provided by Ernst & Young during fiscal year 2008 pursuant to this policy. As permitted by the SEC's rules, the Audit Committee has authorized one of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting. Proposed services that have not been pre-approved pursuant to the Audit Committee's Pre-Approval Policy must be specifically pre-approved by the Audit Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding." This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

        If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: EXACT Sciences Corporation, 100 Campus Drive, Marlborough, Massachusetts 01752, Attention: Secretary or by calling EXACT at (508) 683-1200. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than December 30, 2009. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between March 19, 2010 and April 18, 2010. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under "Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders" located on page 11.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, collectively known as the Reporting Persons, to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all Reporting Persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2008.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our directors, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our directors, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

 OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXACT Sciences Corporation
Proxy for Annual Meeting of Stockholders
July 17, 2009

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 17, 2009. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=11534.

 SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Kevin T. Conroy and Maneesh Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EXACT Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EXACT Sciences Corporation to be held on Friday, July 17, 2009, at 10:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2009, a copy of which has been received by the undersigned.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒    Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

1.
To elect two members to the board of directors to serve for three-year terms as Class III Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

  NOMINEES:    Sally W. Crawford and Edwin M. Kania, Jr.

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

2.
To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Signature of Stockholder
Date: , 2009
Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.    ☐    YES    ☐    NO

QuickLinks

EXACT SCIENCES CORPORATION 100 Campus Drive Marlborough, Massachusetts 01752 PROXY STATEMENT April 29, 2009
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR " THE NOMINEES LISTED BELOW
OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND OFFICERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
OTHER BUSINESS
SOLICITED BY THE BOARD OF DIRECTORS